                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 29, 1996, included in Illinois Tool Works Inc.'s Form 10-K/A for the year ended December 31, 1995, Form 8-K dated February 21, 1996, Form 8-K/A dated March 25, 1996, and Form 8-K/A dated April 30, 1996, and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
February 17, 1997.